As filed with the Securities and Exchange Commission on March 30, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

e.l.f. Beauty, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2844	46-4464131
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

570 10th Street

Oakland, CA 94607

(510) 778-7787

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Tarang P. Amin

Chairman and Chief Executive Officer

e.l.f. Beauty, Inc.

570 10th Street

Oakland, CA 94607

(510) 778-7787

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tad J. Freese, Esq. Kathleen M. Wells, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	Thomas Holden, Esq. Ropes & Gray LLP Three Embarcadero Center San Francisco, CA 94111 Telephone: (415) 315-6300 Facsimile: (415) 315-6350

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-216720

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)(2)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee
Common Stock, $0.01 par value	1,541,000	$41,607,000	$4,822.26

(1)	Includes 201,000 shares of common stock that may be purchased from certain selling stockholders by the underwriters pursuant to an option to purchase additional shares.
(2)	The 1,541,000 shares being registered under this Registration Statement are in addition to the 8,050,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-216720).
(3)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-216720), is hereby registered.
(4)	Based on the public offering price.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of e.l.f. Beauty, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-216720), which was declared effective by the Securities and Exchange Commission on March 30, 2017, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Oakland, California, on the 30th day of March 2017.

e.l.f. Beauty, Inc.

By:	/s/ Tarang P. Amin
Name: Tarang P. Amin
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated on the 30th day of March 2017.

Signature	Title

/s/ Tarang P. Amin	Chief Executive Officer, Chairman and Director
Tarang P. Amin	(Principal Executive Officer)

/s/ John P. Bailey	President and Chief Financial Officer
John P. Bailey	(Principal Financial and Accounting Officer)

*	Director
Lauren Cooks Levitan

*	Director
William E. McGlashan, Jr.

*	Director
Kirk L. Perry

*	Director
Sabrina L. Simmons

*	Director
Maureen C. Watson

*	Director
Richard G. Wolford

* By:	/s/ Tarang P. Amin
Tarang P. Amin
Attorney-in-Fact

Exhibit index

Incorporated by Reference
Exhibit Number	Exhibit Description	Provided Herewith	Form	Exhibit Number	File Number	Filing Date
1.1	Form of Underwriting Agreement.		S-1/A	1.1	333-216720	3/24/2017

5.1	Opinion of Latham & Watkins LLP.	X

23.1	Consent of Independent Registered Public Accounting Firm.	X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).	X

24.1*	Power of Attorney.

*	Previously filed on the signature page to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-216720), originally filed with the Securities and Exchange Commission on March 15, 2017 and incorporated by reference herein.